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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 333-35448 of Corillian Corporation on Form S-8 of our report on Hatcher Associates Inc.'s financial statements as of and for the years ended December 31, 1999 and 1998, dated February 11, 2000, appearing in this Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of Corillian Corporation.

DELOITTE & TOUCHE LLP
Los Angeles, California
January 31, 2001

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INDEPENDENT AUDITORS' CONSENT